EXHIBIT 99.1

WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER
Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. “1350, I, the undersigned President and Chief Executive Officer of Checkers Drive In Restaurants, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 9, 2002 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/    Daniel J. Dorsch
Daniel J. Dorsch
October 18, 2002